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                                                                    EXHIBIT 99.6

                                  MILACRON INC.

                          NOMINEE HOLDER CERTIFICATION

      The undersigned, a broker, dealer, trustee, depository for securities, custodian bank or other nominee holder of nontransferable subscription rights ("Rights") to purchase shares of common stock ("Common Stock") of Milacron Inc. (the "Company") pursuant to the rights offering described and provided for in
the Company's prospectus dated      , 2004 (the "Prospectus"), hereby certifies
to the Company and Mellon Bank, N.A., as subscription agent for such rights offering, that:

      the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the subscription privilege (as described in the Prospectus).

         NUMBER OF SHARES OF                         RIGHTS EXERCISED
        COMMON STOCK OWNED ON                           PURSUANT TO
          THE RECORD DATE                          SUBSCRIPTION PRIVILEGE
          ---------------                          ----------------------
1.      __________________________________    __________________________________

2.      __________________________________    __________________________________

3.      __________________________________    __________________________________

4.      __________________________________    __________________________________

5.      __________________________________    __________________________________

Provide the following information if applicable:

____________________________________________________
Depository Trust Company ("DTC") Participant Number

____________________________________________________
DTC Subscription Confirmation Number(s)

PARTICIPANT

By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________